Exhibit 99.1

CONTACT:	Bob Leahy	Anne Marie Clark
	VP Finance & Operations	Director Corporate Communications
	Brooktrout, Inc.	Brooktrout, Inc.
	(781) 433-9426	(781) 433-9552

Brooktrout Announces
Second Quarter 2003 Results

NEEDHAM, Mass., July 16, 2003 – Brooktrout, Inc. (NASDAQ: BRKT), a leading provider of innovative hardware and software platforms that enable applications for the New Network™, today reported that revenue for the second quarter of 2003 was $17,390,000 compared to $18,798,000 for the second quarter of 2002.  The company’s net loss in the second quarter of 2003 was $702,000, or $0.06 per share, compared to a net loss of $1,512,000, or $0.12 per share, for the same period in 2002.

Revenue for the six months ended June 30, 2003 was $32,924,000 compared to $37,220,000 for the same period in 2002.    The company’s net loss in the six months ended June 30, 2003 was $2,365,000, or $0.19 per share, compared to a net loss of $3,320,000, or $0.27 per share, for the same period of 2002.  Net loss for the six months ended June 30, 2002 included a net gain of $80,000 from discontinued operations.

“We believe that our strategy continues to correctly focus on bringing our partners the enabling technologies they require to develop important and necessary communications applications, regardless of the current economic environment,” said Eric Giler, president of Brooktrout, Inc.  “Our business is stable and benefited in the second quarter from good demand for our latest fax product, the TR1034 high-density intelligent fax board.  We continue to streamline our operations, improve our cost structure and control our expenses.   While growth has not yet returned to the communications markets, we remain optimistic that there are numerous potential applications that can help lift our markets in the future.”

Business Outlook

Giler continued with the following outlook for the third quarter of 2003, “We believe that third quarter revenue will be approximately $16 million to $18 million. At these revenue levels, our gross margins can be dramatically impacted by small shifts in product mix.  Given our revenue guidance range, we would anticipate gross margins to be similar to those realized in the first six months of 2003 or between 60 and 62 percent.  We anticipate that total operating expenses for the third quarter will be between $12 million and $12.5 million, and we expect a net loss of approximately $1 million to $2 million.”

Conference Call Details

As previously announced, Brooktrout’s management will host a conference call at 5:00 p.m. ET today, July 16, 2003, to discuss these quarterly results, along with business highlights and outlook.  The conference call will be simultaneously broadcast live over the Internet.  Anyone interested in listening to this teleconference can do so by logging onto the Brooktrout, Inc. website at http://www.brooktrout.com/investor.

The webcast will be available on Brooktrout’s website until Wednesday, July 23, 2003.  Following the live broadcast, a telephone replay will also be available at 1-973-341-3080, passcode #4038524, until midnight ET on Thursday, July 17, 2003.

Note to Investors

Statements in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding bringing our partners enabling technologies they require to develop communications applications; statements indicating we are continuing to streamline operations, improve our cost structure and control expenses; statements relating to the numerous potential applications that can lift communications markets in the future; and statements regarding our revenue, gross margin, operating expense and net loss guidance for the third quarter of 2003.  Readers should not place undue reliance on forward-looking statements because they involve known and unknown risks and uncertainties, which may cause our actual results, performance, and achievements to differ materially from what are expressed or implied by such forward-looking statements. In particular, there is a risk that our business will not remain stable; demand for our latest fax product will not remain good; and that current gross margins will not be sustainable. Other risks and uncertainties include, among other things, the current telecommunications market slow down and its impact on our customers’ business and financial strength, the uncertainties relating to global events, the ability to keep pace with the evolution of the telecommunications hardware and software market, the impact of competition, and the impact of changes to regulations affecting the telecommunications and Internet industries. Additional information concerning these and other risk factors is contained in the “Factors That May Affect Future Results” section of Brooktrout, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 filed with the Securities and Exchange Commission on May 12, 2003. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date.  While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

About Brooktrout

Brooktrout, Inc., headquartered in Needham, MA, delivers communications hardware and software products that enable applications for the New Network™ – a Network born through the marriage of the telephone and data networks.  Brooktrout, Inc.’s mission is to collaborate with its partners so they can bring innovative solutions to market quickly, increase business and expand into new markets.  Brooktrout believes that a solid focus on customers, significant first-to-market products and key acquisitions are making it a partner of choice for today’s hottest communications service and enterprise application providers. Brooktrout is traded publicly on NASDAQ under the symbol BRKT.  For more information, visit http://www.brooktrout.com/investor.

Brooktrout and the New Network are trademarks or registered trademarks of Brooktrout, Inc.

All other trademarks are the property of their respective owners.

BROOKTROUT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Quarter Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002

Revenue	$17,390	$18,798	$32,924	$37,220

Costs and expenses:
Cost of product sold	6,270	8,732	12,600	17,530
Research and development	4,827	5,508	9,413	11,127
Selling, general and administrative	7,565	7,534	14,834	15,015
Total costs and expenses	18,662	21,774	36,847	43,672

Operating loss	(1,272)	(2,976)	(3,923)	(6,452)

Other income, net	245	369	445	590
Loss before income taxes	(1,027)	(2,607)	(3,478)	(5,862)

Income tax (benefit)	(325)	(1,095)	(1,113)	(2,462)

Loss from continuing operations	(702)	(1,512)	(2,365)	(3,400)

Gain from discontinued operations, net of taxes (1)	—	—	—	80

Net loss	$(702)	$(1,512)	$(2,365)	$(3,320)

Loss from continuing operations per common share, basic and diluted	$(0.06)	$(0.12)	$(0.19)	$(0.28)

Net loss per common share, basic and diluted	$(0.06)	$(0.12)	$(0.19)	$(0.27)

Basic and diluted weighted average shares outstanding	12,286	12,209	12,284	12,208

(1) For the six months ended June 30, 2002, gain from discontinued operations is net of an income tax benefit of $785.

BROOKTROUT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	June 30, 2003	December 31, 2002
ASSETS
Current assets:
Cash, cash equivalents, and marketable debt securities	$45,803	$41,788
Accounts receivable (less allowance for doubtful accounts and sales returns of $1,238 in 2003 and $1,679 in 2002)	7,981	8,853
Inventory	5,581	6,797
Deferred taxes and other current assets	6,246	11,229
Total current assets	65,611	68,667

Equipment and furniture, less accumulated depreciation and amortization	2,697	3,404
Intangible assets, less accumulated amortization	6,646	7,412
Deferred taxes and other non current assets	10,526	10,852

Total assets	$85,480	$90,335

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities and deferred rent	$12,556	$15,237

Stockholders’ equity	72,924	75,098

Total liabilities and stockholders’ equity	$85,480	$90,335